Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLEGHENY TECHNOLOGIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	25-1792394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Six PPG Place
Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)
Allegheny Technologies Incorporated
2000 Incentive Plan
(Full title of the plan)
Jon D. Walton
Executive Vice President, Human Resources,
Chief Legal and Compliance Officer,
General Counsel and Corporate Secretary
Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
(Name and address of agent for service)
(412) 934-2800
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed maximum	Amount of
securities	Amount to be	offering price	aggregate	registration
to be registered	registered	per share	offering price	fee
Common Stock ($.10 par value per share)	1,422,111	$28.87(1)	$41,056,344.57	$4,832.33

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Registrant’s Common Stock reported on the New York Stock Exchange on November 1, 2005.

EXPLANATORY NOTE
     This Registration Statement is being filed to register an additional 1,422,111 shares of Common Stock, par value $.10 per share (the “Common Stock”), of Allegheny Technologies Incorporated (the “Registrant”) as a result of an increase in the number of shares of Common Stock issuable under the Allegheny Technologies Incorporated 2000 Incentive Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the Commission on September 28, 2000 (File No. 333-46796) pertaining to the Plan is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement: (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, (ii) the Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, the quarter ended June 30, 2005 and the quarter ended September 30, 2005, (iii) the Registrant’s Current Reports on Form 8-K dated January 18, 2005, January 31, 2005, March 2, 2005, April 21, 2005, April 29, 2005, June 1, 2005, July 15, 2005, July 27, 2005, September 8, 2005, September 26, 2005, October 12, 2005 and October 26, 2005, and (iv) the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on July 30, 1996, as the same may be amended.
     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Allegheny Technologies Incorporated 2000 Incentive Plan meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 8. Exhibits.
     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description

4.1	Articles of Incorporation of Allegheny Technologies Incorporated, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12001)).

4.2	Amended and Restated Bylaws of Allegheny Technologies Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12001)).

5.1	Opinion of Mary W. Snyder, Esquire, Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Mary W. Snyder, Esquire, Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 4th day of November, 2005.
Allegheny Technologies Incorporated
By: /s/ L. Patrick Hassey
      L. Patrick Hassey
      Chairman, President and Chief Executive Officer
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon D. Walton and Mary W. Snyder, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ L. Patrick Hassey L. Patrick Hassey	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	November 4, 2005

/s/ Richard J. Harshman Richard J. Harshman	Executive Vice President — Finance and Chief Financial Officer (Principal Financial Officer)	November 4, 2005

/s/ Dale G. Reid Dale G. Reid	Vice President, Controller, and Chief Accounting Officer and Treasurer (Principal Accounting Officer)	November 4, 2005

/s/ H. Kent Bowen H. Kent Bowen	Director	November 4, 2005

Signature	Capacity	Date

/s/ Robert P. Bozzone Robert P. Bozzone	Director	November 4, 2005

/s/ Diane C. Creel Diane C. Creel	Director	November 4, 2005

/s/ James C. Diggs James C. Diggs	Director	November 4, 2005

/s/ Michael J. Joyce Michael J. Joyce	Director	November 4, 2005

/s/ W.Craig McClelland W. Craig McClelland	Director	November 4, 2005

/s/ James E. Rohr James E. Rohr	Director	November 4, 2005

/s/ Louis J. Thomas Louis J. Thomas	Director	November 4, 2005

/s/ John D.Turner John D. Turner	Director	November 4, 2005

Exhibit No.	Description

4.1	Articles of Incorporation of Allegheny Technologies Incorporated, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 1-12001)).

4.2	Amended and Restated Bylaws of Allegheny Technologies Incorporated (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-12001)).

5.1	Opinion of Mary W. Snyder, Esquire, Assistant General Counsel of the Registrant, regarding the legality of the shares being registered hereunder.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Mary W. Snyder, Esquire, Assistant General Counsel of the Registrant (included in the Opinion filed as Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).